Exhibit 1.1
ENCORE ENERGY PARTNERS LP
9,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
[pricing date], 2007

UNDERWRITING AGREEMENT
[pricing date], 2007
UBS Securities LLC
Lehman Brothers Inc.
  as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
and
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 9,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 1,350,000 common units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus, which is defined below. This agreement (the “Agreement”) is to confirm the agreement among the Partnership, Encore Energy Partners GP LLC, a Delaware limited liability company (the “General Partner”), Encore Energy Partners Operating LLC, a Delaware limited liability company (“OLLC” and, together with the Partnership and the General Partner, the “Partnership Entities”), and Encore Acquisition Company, a Delaware corporation (“EAC” and, together with the Partnership Entities, the “EAC Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters. EAC, Encore Operating, L.P., a Texas limited partnership (“Encore Operating”), Encore Partners GP Holdings LLC, a Delaware limited liability company (“GP Holdings”), Encore Partners LP Holdings LLC, a Delaware limited liability company (“LP Holdings”), the General Partner, the Partnership and OLLC are hereinafter collectively sometimes referred to as the “EAC Entities.”
     The Partnership hereby acknowledges that, in connection with the proposed offering (the “Offering”) of the Units, it has requested UBS Securities LLC (“UBS” or the “DUP Manager”) to administer a directed unit program (the “Directed Unit Program”) under which up to 900,000 Firm Units (the “Reserved Units”) shall be reserved for sale by the DUP Manager at the initial public offering price to the General Partner’s officers, directors, employees and its sole member and other persons having a relationship with the Partnership as designated by the Partnership (the “Directed Unit Participants”) as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied the DUP Manager with the names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.
     In connection with the Offering, the Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-142847) under the Act, including a prospectus, relating to the Units, which registration statement incorporates by reference exhibits which EAC has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.
     Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.
     The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished. Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Units.
     “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B-1 attached hereto, each “road show” (as defined in Rule 433 under the Act), if any, related to the Offering contemplated hereby that is a “written communication” (as defined in

Rule 405 under the Act) (each such road show, a “Road Show”) and any other “free writing prospectus” (as defined in Rule 405 under the Act) to which the Representatives provide their prior consent. The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
     “Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, and the information set forth on Schedule B-2 attached hereto.
     As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
A.	Each of the following transactions has been taken prior to the date hereof:
1.	EAC formed GP Holdings under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 to GP Holdings in exchange for all of the membership interests in GP Holdings;

2.	EAC formed LP Holdings under the terms of the Delaware LLC Act and contributed $1,000 to LP Holdings in exchange for all of the membership interests in LP Holdings;

3.	GP Holdings formed the General Partner under the terms of the Delaware LLC Act and contributed $512 to the General Partner in exchange for all of the membership interests in the General Partner;

4.	the General Partner and LP Holdings formed the Partnership under the terms of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the General Partner contributed $12 to the Partnership in exchange for a 2% general partner interest in the Partnership and LP Holdings contributed $588 to the Partnership in exchange for a 98% limited partner interest in the Partnership;

5.	the Partnership formed OLLC under the terms of the Delaware LLC Act and contributed $100 to OLLC in exchange for all of the membership interests in OLLC;

6.	OLLC formed a Delaware limited liability company named Encore Clear Fork Pipeline LLC (“Clear Fork”) under the terms of the Delaware LLC Act and contributed $___to Clear Fork in exchange for all of the membership interests in Clear Fork;

7.	EAC (through one or more subsidiaries) assigned to OLLC all of its rights and duties under that certain purchase and sale agreement dated January 16, 2007 among EAC and certain subsidiaries of Anadarko Petroleum Corporation (the “Purchase Agreement”) relating to certain oil and natural gas properties and related assets (the “Elk Basin Assets”);

8.	EAC (through one or more subsidiaries) made a capital contribution to OLLC of $93,658,685;

9.	EAC made a capital contribution of $120 million to EAP Operating, Inc., a Delaware corporation (“EAP Operating”), which loaned all of such funds to OLLC (the “EAP Operating Loan”);

10.	OLLC entered into that certain Credit Agreement dated as of March 7, 2007 by and among the Partnership, Bank of America, N.A., as administrative agent and L/C Issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, and the other lenders party thereto (the “Credit Agreement”);

11.	OLLC acquired the Elk Basin Assets under the Purchase Agreement in exchange for $328,358,685;

12.	EAC (through one or more subsidiaries) assigned put contracts with a value of $9,402,558 to OLLC;

13.	LP Holdings’ limited partner interest in the Partnership was converted to 10,279,639 common units and the General Partner’s general partner interest was converted to 221,013 General Partner Units (as defined in the Partnership Agreement);

14.	the Partnership issued 550,000 management incentive units (the “MIUs”) to certain executives of the General Partner, including, I. Jon Brumley, Jon S. Brumley, Robert C. Reeves, L. Ben Nivens and John W. Arms (collectively, the “MIU Executives”);

15.	On July 3, 2007, the partners of the Partnership entered into Amendment No. 1 to the Partnership Agreement modifying the terms of the MIUs;
B.	The following additional transactions will occur substantially contemporaneously with the initial time of purchase:
1.	Encore Operating will contribute its interests in certain assets (the “Permian Basin Assets”) to the Partnership in exchange for 4,043,478 Common Units (the “Encore Operating LP Interest”);

2.	the Partnership will contribute its interests in the Permian Basin Assets to OLLC in exchange for the continuation of its membership interest in OLLC;

3.	the Partnership shall have entered into a Second Amended and Restated Agreement of Limited Partnership with the General Partner and the other parties thereto (as so amended and restated, the “Partnership Agreement”), which shall conform to the description thereof set forth in the Prospectus under the caption “The Partnership Agreement;”

4.	the Partnership and the General Partner, OLLC and Encore Operating shall have entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”); and

5.	the Partnership and EAC, Encore Operating, the General Partner and OLLC shall have entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”).
The transactions described above in clauses (A) and (B), together with the issuance and sale of the Units pursuant to this Agreement, are referred to herein as the “Transactions.”
The “Transaction Documents” shall mean the Administrative Services Agreement, the Credit Agreement and the Contribution Agreement. The “Organizational Documents” shall mean each of the GP Agreement (as defined below), the Partnership Agreement, the GP Holdings Agreement (as defined below), the LP Holdings Agreement (as defined below) and the OLLC Agreement (as defined below) and the certificates of limited partnership or formation and other organizational documents of the General Partner and the Partnership. The “Operative Documents” shall mean the Transaction Documents and the Organizational Documents, collectively.
     The Partnership and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $[___] per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement and the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
     In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Units), subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the certificates for the Firm Units in book entry to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [closing date], 2007 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
     Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
     Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Baker Botts L.L.P. at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Partnership Entities. Each of the Partnership Entities, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
     (a) Registration; No Material Misstatements or Omissions. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the

Partnership Entities, are threatened by the Commission; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of any Preliminary Prospectus and the date any such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Entities make no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with the information specified in Section 10 hereof. All Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the Act as required by Rules 164 and 433 under the Act.

     (b) Prospectuses Used in Offering. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than any Preliminary Prospectus and any Permitted Free Writing Prospectus; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433; each Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the Offering contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433(h)(4) under the Act) related to the Offering is solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Act, to file with the Commission any Road Show.
     (c) Capitalization. At the initial time of purchase, after giving effect to the Transactions, the issued and outstanding Common Units of the Partnership will consist of 23,062,247 Common Units and the issued and outstanding General Partner Units of the Partnership will consist of 481,883 General Partner Units; other than the MIUs, the Common Units will be the only limited partner interests of the Partnership issued or outstanding at the initial time of purchase.
     (d) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business and, (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of each party to an Operative Document that is an Partnership Entity to execute and deliver the Operative Documents to which such Partnership Entity is a party and to consummate the transactions contemplated thereby, and (iii) in the case of the General Partner, the Partnership and OLLC, to execute and deliver this Agreement to consummate the transactions contemplated hereby.

     (e) Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”); or (ii) subject the limited partners of the Partnership to any material liability or disability; insofar as the foregoing representation relates to the qualification of each Partnership Entity, the applicable jurisdictions are set forth on Schedule B-3 hereto.
     (f) Ownership of the General Partner. GP Holdings owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP Agreement”), as in effect at the time of purchase, and GP Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).
     (g) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership prior to giving effect to the Offering (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the time of purchase, and the General Partner owns such general partner interest free and clear of all Liens.
     (h) Ownership of Certain Partnership Interests in the Partnership. LP Holdings, is a limited partner of the Partnership with a [ ]% limited partner interest in the Partnership and the MIU Executives are limited partners of the Partnership with a combined [ ]% limited partner interest in the Partnership, with LP Holdings and the MIU Executives collectively owning a 98.0% limited partner interest in the Partnership prior to giving effect to the Offering (the “LP Interest”); such LP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the time of purchase, and LP Holdings and the MIU Executives own such limited partner interests free and clear of all Liens, other than Liens described in the Prospectus.
     (i) Ownership of GP Holdings. EAC owns 100% of the issued and outstanding membership interests in GP Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability agreement of GP Holdings (the “GP Holdings Agreement”) and are fully paid (to the extent required under the GP Holdings Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and EAC owns such membership interests free and clear of all Liens, other than Liens described in the Prospectus.
     (j) Ownership of LP Holdings. EAC owns 100% of the issued and outstanding membership interests in LP Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability agreement of LP Holdings (the “LP Holdings Agreement”) and are fully paid (to the extent required under the LP Holdings Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and EAC owns such membership interests free and clear of all Liens, other than Liens described in the Prospectus.
     (k) Ownership of OLLC. The Partnership owns 100% of the issued and outstanding membership interests in OLLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability agreement of OLLC (the “OLLC Agreement”) and are fully paid (to the extent required under the OLLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, other than Liens created by or arising under the Credit Agreement or the EAP Operating Loan or as described in the Prospectus.
     (l) Subsidiaries. The Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Exhibit 21.1 of the Registration Statement (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase, except where such changes would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
     (m) Valid Issuance of Units. As of the time of purchase or any additional time of purchase, the Firm Units and the Additional Units, if any, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, any Preliminary Prospectus and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions” and “The Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the LP Interest, the Encore Operating LP

Interest, the MIUs and the GP Interest, the Units will be the only partner interests of the Partnership issued and outstanding as of the time of purchase and any additional time of purchase, as applicable; the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership or any of the Partnership Entities or their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.
     (n) Conformity to Description of Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus.
     (o) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the General Partner Units, the LP Interest and the Encore Operating LP Interest in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. Each of the EAC Parties has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. At each time of purchase, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the EAC Entities or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
     (p) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the EAC Parties.
     (q) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the time of purchase:
     (i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
     (ii) the GP Agreement has been duly authorized, executed and delivered by GP Holdings and is a valid and legally binding agreement of GP Holdings, enforceable against GP Holdings in accordance with its terms;

     (iii) the GP Holdings Agreement has been duly authorized, executed and delivered by EAC and is a valid and legally binding agreement of EAC, enforceable against EAC in accordance with its terms;
     (iv) the LP Holdings Agreement has been duly authorized, executed and delivered by EAC and is a valid and legally binding agreement of EAC, enforceable against EAC in accordance with its terms;
     (v) the OLLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (vi) the Administrative Services Agreement will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (vii) the Contribution Agreement will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (viii) the EAP Operating Loan has been duly authorized, executed and delivered by each of the Partnership Entities party thereto and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and
     (ix) the Credit Agreement has been duly authorized, executed and delivered by each of the Partnership Entities party thereto and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
except, with respect to each agreement described in this Section 3(q), as the enforceability thereof may be limited (A) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) with respect to the indemnity, contribution and exoneration provisions therein, by public policy and applicable laws relating to fiduciary duties and indemnification.
     (r) No Conflicts or Violations; No Default. None of the Partnership Entities is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, which breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, the Transactions, the Transaction Documents and the Operative Documents. The execution, delivery and performance of this Agreement by the EAC Parties, the issuance and sale of the Units and the consummation of the transactions contemplated hereby will not (I) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the Organizational Documents of any of the Partnership Entities, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the Partnership Entities, except as disclosed in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus or (II) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, and for any such breach, violation or default that would not have a Material Adverse Effect.
     (s) No Consents Regarding the Offering. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any EAC Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership Entities, is required in connection with the Offering and the execution, delivery and performance of the Operative Documents by the EAC Entities or the consummation by the EAC Entities of the transactions contemplated hereby (including, without limitation, the Transactions) other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the Conduct Rules of the NASD and (iii) such Consents that have been, or prior to the Closing Date will be, obtained, or, if not obtained would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, the Transactions, the Transaction Documents and the Operative Documents.
     (t) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering; except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any equity interests in the Partnership, or to include any such interests in the Registration Statement or the Offering contemplated thereby.
     (u) Permits. Each of the Partnership Entities has, and following the consummation of the Transactions and at the time of purchase each of the Partnership Entities will have, all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has or will have made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Partnership Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus

under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Underwriting” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (w) Litigation. Except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership Entities, threatened or contemplated to which any of the Partnership Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.
     (x) Independent Registered Public Accounting Firms. (i) Ernst & Young LLP, whose reports on the (A) consolidated balance sheets of the General Partner and the Partnership and (B) the carve out financial statements of Encore Energy Partners LP Predecessor are included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus containing an audit report, is an independent registered public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”); and (ii) KPMG LLP, whose reports on the statements of revenues and direct operating expenses of the Anadarko Elk Basin Operations are included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus containing an audit report, is an independent registered public accounting firm as required by the Act and by the rules of the PCAOB.
     (y) Reserve Engineer. Miller and Lents, Ltd. (the “Engineer”), whose reserve evaluations are referenced or appear, as the case may be, in the Prospectus were, as of March 30, 2007, and are, as of the date hereof, independent engineers with respect to EAC and the Partnership; and the historical information underlying the estimates of the reserves of EAC and the Partnership supplied by EAC and the Partnership to the Engineer for the purposes of preparing the reserve reports of EAC and the Partnership referenced in the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to EAC’s and the Partnership’s ownership interests in properties, was true and correct in all material respects on the date of each such Reserve Report and was prepared in all material respects in accordance with customary industry practices.
     (z) Financial Statements. The financial statements included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the General Partner, the Partnership, and the Encore Energy Partners LP Predecessor as of the dates indicated, the consolidated results of operations, cash flows and changes in partners’ or members’ equity of the Encore Energy Partners LP Predecessor for the periods specified and the revenues and direct operating expenses for the Anadarko Elk Basin Operations for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; all pro forma financial statements or data included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus (excluding the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash for the Year Ended December 31, 2006” and the related notes) comply as to form, to the extent applicable, in all material respects with the requirements of the Act (including, without limitation, Regulation S-X under the Act), the Exchange Act (including, without limitation, Regulation G under the Exchange Act), Item 10 under Regulation S-K and Financial Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; and the other financial and statistical data set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities. The assumptions and forecasts underlying the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash for the Year Ended December 31, 2006” and the related notes in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus) are, in the informed judgment of management of the Partnership Entities, reasonable.
     (aa) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities taken as a whole, (ii) any transaction which is material to the Partnership Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities, which is material to the Partnership Entities taken as a whole, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities, (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case whether or not arising from transactions in the ordinary course of business or (vi) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of EAC and its subsidiaries taken as a whole that (A) would cause any statement included in the Disclosure Package regarding EAC to be untrue in any material respect or (B) would be material to a unitholder of the Partnership that has not been disclosed in the Disclosure Package or in filings by EAC with the Commission.

     (bb) Investment Company. None of the Partnership Entities is and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the Offering and sale of the Units, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (cc) Title to Properties. Following the consummation of the Transactions and at the time of sale, each of the Partnership Entities will have good and marketable title to all real property and good title to all personal property described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned by any of them, free and clear of all Liens except (i) as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (ii) pursuant to the Credit Agreement and the EAP Operating Loan, (iii) as would not, individually or in the aggregate, have a Material Adverse Effect, and (iv) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus. All of the property held under lease by any of the Partnership Entities is held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     (dd) Rights-of-Way. Following the consummation of the Transactions and at the time of sale, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ee) Intellectual Property. Following the consummation of the Transactions and at the time of sale, each of the Partnership Entities will own, license or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Partnership Entities has received any notice of conflict with, any such rights of others.
     (ff) Labor and Employment. No labor disputes with the employees that are engaged in the businesses of the Partnership Entities exist or, to the knowledge of the Partnership Entities, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees providing services to any of the Partnership Entities.
     (gg) Environmental Compliance. Except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, each of the Partnership Entities and their subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership Entities there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership Entities, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the Partnership Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, any Preliminary Prospectus, or the Prospectus, to the knowledge of the Partnership Entities, none of the Partnership Entities or their subsidiaries is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) and, to the knowledge of the Partnership Entities, none of the EAC Entities is currently named as a “potentially responsible party” under CERCLA with respect to any of the properties being contributed to the Partnership Entities pursuant to the Transactions.
     (hh) Tax Returns. All tax returns required to be filed by the Partnership Entities through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.
     (ii) Insurance. The Partnership Entities maintain insurance covering their respective properties, operations, personnel and businesses as each Partnership Entity reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; none of the Partnership Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
     (jj) No Business Interruptions. None of the Partnership Entities has sustained since the date of the last audited financial statements included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (kk) Non-Renewal of Agreements; No Third Party Defaults. Except as described in the Registration Statement, any Preliminary Prospectus or the Prospectus, none of the Partnership Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the Registration Statement, or referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and no such termination or non-renewal has been threatened by any of the Partnership Entities. To the knowledge of the Partnership Entities, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
     (ll) Internal Controls. Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (mm) Sarbanes-Oxley Act of 2002. The Partnership Entities have taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership Entities and the officers and directors of the General Partner, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NYSE promulgated thereunder.
     (nn) Related Party Transactions. None of the Partnership Entities has, directly or indirectly, including through any Subsidiary extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or to or for any family member or affiliate of any director or executive officer of the General Partner.
     (oo) Forward-Looking Statements. Each “forward-looking statement” contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
     (pp) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (qq) No Prohibition on Distributions. The Partnership is not currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (A) the Registration Statement, any Preliminary Prospectus or the Prospectus and (B) the organizational documents of the Partnership.
     (rr) No Other Securities. Immediately after the issuance and sale of the Units as contemplated hereby, except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, no other securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Common Units, securities convertible into or exchangeable or exercisable for Common Units, or options, warrants or other rights to purchase Common Units or any other securities of the Partnership to have any right to acquire any other securities of the Partnership.
     (ss) NYSE Listing. The Units have been approved for listing on the NYSE, subject to official notice of issuance.
     (tt) No Brokers’ Fees. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated by this Agreement or by the Registration Statement, any Preliminary Prospectus or the Prospectus.

     (uu) No Stabilizing Transactions. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (vv) NASD Affiliations. To the knowledge of the Partnership Entities, there are no affiliations or associations between (i) any member of the NASD and (ii) the Partnership, any of the General Partner’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, any Preliminary Prospectus or the Prospectus.
     (ww) Directed Unit Program. The Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered.
     (xx) Reserved Unit Sales. The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (A) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (B) a trade journalist or publication to write or publish favorable information about the Partnership Entities or any of their products or services.
     (yy) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed nor will they distribute, prior to the later to occur of (x) the time of purchase and additional time of purchase and (y) the completion of the distribution of the Units, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder, and, in connection with the Directed Unit Program described in this Agreement, the enrollment materials prepared by the DUP Manager.
     (zz) No Foreign Operations. None of the Partnership Entities conducts business operations outside the United States.
     (aaa) Private Placement. The sale and issuance of the MIUs to the MIU Executives, the General Partner Units to the General Partner and the Common Units to

LP Holdings are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     In addition, any certificate signed by any officer of the Partnership Entities or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Partnership Entity or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Partnership. The Partnership hereby agrees:
     (a) Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign entity or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (b) Copies of Prospectus. To make available to the Underwriters in New York City, as soon as reasonably practicable after this Agreement becomes effective, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act.
     (c) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a Registration Statement under Rule 462(b) under the Act to be filed with the Commission and become effective before the Units may be sold, to use its reasonable best efforts to cause such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as reasonably possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).
     (d) Filing of Amendments or Supplements. To advise the Representatives promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus,

the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as reasonably possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide the Representatives and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representatives shall reasonably object in writing.
     (e) Exchange Act Reports. To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units.
     (f) Misstatements and Omissions. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.
     (g) Earnings Information. As soon as reasonably practicable after the Effective Time (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Time is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission promulgated thereunder (including, at the option of the Partnership, Rule 158).
     (h) Copies of the Registration Statement. To furnish to the Representatives copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.
     (i) Interim Financial Statements. To furnish to the Representatives as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership, the General Partner and the Subsidiaries which have been read by the Partnership’s independent registered public accounting firm, as stated in their letter to be furnished pursuant to Section 6(b) hereof.
     (j) Application of Proceeds. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
     (k) Covenant to Pay Costs. To pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, each Preliminary Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the NASD, including the reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the General Partner and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Partnership’s other obligations hereunder; provided, however, that except as otherwise provided in this Section 4 and in Section 5 hereof, the Underwriters shall bear and pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes payable in connection with the resale of any Units by the Underwriters and any “tombstone” or other advertising expenses incurred by them in connection with the announcement of their participation in the Offering.
     (l) Compliance with Rules 433(d) and (g). To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act.
     (m) Partnership Lock-Up. Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, any Preliminary Prospectus and the Prospectus, (C) the issuance of employee unit options or phantom units to directors not exercisable during the Lock-Up Period pursuant to the Encore Energy Partners GP LLC Long-Term Incentive Plan as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, (D) issuances of Common Units upon the conversion of any MIUs as described in the Registration Statement, any Preliminary Prospectus and the Prospectus and (E) issuances of Common Units in connection with, or to finance, future acquisitions by the Partnership; provided, however, that if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(m) shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs unless the Representatives, on behalf of the Underwriters, waive such extension in writing.
     (n) Lock-Up Agreements from Officers, Directors and Certain Beneficial Owners. The Partnership has obtained, or will use its reasonable best efforts to obtain, for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of the Common Units named in Exhibit A-1 hereto.
     (o) Press Releases and Other Communications. Prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any Subsidiary, or the offering of the Units, without your prior consent.
     (p) Distribution of Prospectuses. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus or any Permitted Free Writing Prospectus.
     (q) No Stabilization. Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (r) NYSE Listing. To use its reasonable best efforts to cause the Units to be listed on the NYSE and to maintain such listing on the NYSE.
     (s) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.
     5. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Partnership Entities to perform any agreement on their part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Partnership Entities is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units; provided, however, that the amount reimbursed for such out-of-pocket expenses shall not exceed the greater of $400,000 or 50% of such out-of-pocket expenses in the event this Agreement is terminated pursuant to clause (A), (C), (D) or (E) of clause (2) of the second paragraph of Section 7 hereof. If the Units are not delivered by reason of the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default of one or more Underwriters in its or their respective obligations hereunder, the Partnership shall not be obligated to reimburse the Underwriters on account of those expenses.
     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Partnership Entities on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Baker Botts L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to the Representatives, in substantially the form set forth in Exhibit B hereto.
     (b) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, any Preliminary Prospectus and the Prospectus.
     (c) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures regarding the Anadarko Elk Basin Operations contained in the Registration Statement, any Preliminary Prospectus and the Prospectus.
     (d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (e) You shall have received from the Engineer dated as of the Closing Date, a letter in form and substance reasonably satisfactory to you, stating, as of the date hereof and as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of EAC and the Partnership.
     (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.
     (g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

     (h) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither any Preliminary Prospectus nor the Prospectus, nor amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Disclosure Package nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) no Permitted Free Writing Prospectus, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (i) The General Partner will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.
     (j) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(n) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (k) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (l) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (m) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing

Prospectus, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership Entities, taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.
     If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).
     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
     If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the EAC Parties to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the EAC Parties. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Indemnity and Contribution.
     (a) Subject to Section 9(g) below, each of the EAC Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Prospectus, any Preliminary Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership, which “issuer information” is required to be, or is, filed with the Commission or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses or Non-Prospectus Road Show, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.
     The EAC Parties further agree to indemnify, defend and hold harmless the DUP Manager and its partners, directors and officers, and any person who controls the DUP Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DUP Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (A) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (B) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership for distribution to the Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) caused by the failure of any Directed

Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program, provided that the EAC Parties shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Manager in conducting the Directed Unit Program. The second paragraph of this Section 9(a) shall apply equally to any Proceeding brought against the DUP Manager or any such person in respect of which indemnity may be sought against the EAC Parties pursuant to the foregoing sentence; except that the EAC Parties shall be liable for the expenses of no more than one separate counsel (in addition to any local counsel) for the DUP Manager and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the EAC Parties, their directors and officers, and any person who controls any of the EAC Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the EAC Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the EAC Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that except as provided in the second paragraph of Section 9(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the EAC Parties on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the EAC Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the EAC Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the EAC Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the EAC Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the EAC Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The EAC Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the EAC Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the EAC Parties, their directors or officers or any person who controls the EAC Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The EAC Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the EAC Parties, against any of the EAC Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Non-Prospectus Roadshow.

     (g) Notwithstanding anything to the contrary in this Section 9, EAC shall not be required to indemnify or make any contributions to any indemnified party unless and until an indemnified party has made demand upon each of the other EAC Parties with respect to its obligations under this Agreement and each of the other EAC Parties has failed to perform its obligations for a period of thirty (30) days. Each of the parties to this Agreement hereby acknowledge and agree that the obligations of EAC to the indemnified parties contained in this Agreement are solely as consideration for the benefits to be received by EAC through the consummation of the Offering, including the use of proceeds therefrom, and not as any direct or indirect benefit to the Partnership.
     10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the first paragraph under the subsection entitled “Commissions and Discounts” and the paragraphs under the subsection entitled “Price Stabilization; Short Positions” contained in the section under the caption “Underwriting” in any Preliminary Prospectus or the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, and Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421), and, if to the General Partner, shall be sufficient in all respects if delivered or sent to the EAC Parties at the offices of the General Partner at 777 Main Street, Suite 1400, Forth Worth, TX 76102, Attention: Jon S. Brumley, President and Chief Executive Officer.
     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the EAC Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The EAC Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the EAC Parties and may be enforced in any other courts to the jurisdiction of which the EAC Parties are or may be subject, by suit upon such judgment.
     14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the EAC Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     15. No Fiduciary Relationship. The EAC Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The EAC Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the EAC Parties, their management, unitholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the EAC Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the EAC Parties hereby confirm their understanding and agreement to that effect. The EAC Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the EAC Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the EAC Parties. The EAC Parties hereby waive and release, to the fullest extent permitted by law, any claims that the EAC Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the EAC Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     16. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The

Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the EAC Parties and their successors and assigns and any successor or assign of any substantial portion of any of the EAC Parties’ and any of the Underwriters’ respective businesses and/or assets.
     19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     If the foregoing correctly sets forth the understanding among the Partnership, the General Partner, OLLC, EAC and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership, the General Partner, OLLC, EAC and the Underwriters, severally.

Very truly yours,

ENCORE ENERGY PARTNERS LP

By: Encore Energy Partners GP LLC, as general partner

By:

Name:
Title:

ENCORE ENERGY PARTNERS GP LLC

By:

Name:
Title:

ENCORE ENERGY PARTNERS OPERATING LLC

By:

Name:
Title:

ENCORE ACQUISITION COMPANY

By:

Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and as representatives of the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

LEHMAN BROTHERS INC.

By:

Name:
Title:

SCHEDULE A

Number of
Underwriter	Firm Units
UBS Securities LLC
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
Credit Suisse Securities (USA) LLC
Raymond James & Associates, Inc.
RBC Capital Markets Corporation

Total	9,000,000

A-1

SCHEDULE B-1
Issuer Free Writing Prospectus
[None]

B-1-1

SCHEDULE B-2
Information included in Disclosure Package
Common units offered to the public:
Public offering price:

B-2-1

SCHEDULE B-3
Partnership Entities

Entity	Jurisdiction	Foreign Qualification
Encore Energy Partners GP LLC	Delaware	Texas
Encore Energy Partners LP	Delaware	Texas
Encore Energy Partners Operating LLC	Delaware	Montana; Wyoming; Texas

B-3-1

EXHIBIT A
Lock-Up Agreement
___________ ___, 2007
UBS Securities LLC
Lehman Brothers Inc.
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
and
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), Encore Energy Partners GP LLC, a Delaware limited liability company (the “General Partner”), you, the other underwriters named in Schedule A to the Underwriting Agreement and the other parties thereto, with respect to the public offering (the “Offering”) of common units representing limited partner interests, in the Partnership (the “Common Units”). Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Lehman Brothers Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters in the Offering, (b) the exercise of options or warrants disclosed as outstanding in the Registration Statement, any Preliminary Prospectus and the Prospectus, (c) the conversion of any MIUs as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, (d) bona fide gifts, sales or other dispositions of the Partnership’s common units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s immediate family, or affiliates of the undersigned, including its partners; provided that it shall be a condition to any such bona fide gift, sale or disposition that (i) the transferee/donee agrees to be bound by the terms of the lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 180-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies UBS Securities LLC and Lehman Brothers Inc. at least two business days prior to the proposed transfer or disposition. For purposes of this paragraph, immediate family shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units.
* * *

     If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.
Yours very truly,
Name:

EXHIBIT A-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name		Position

1.	I. Jon Brumley	Chairman

2.	Jon S. Brumley	Chief Executive Officer and President

3.	Robert C. Reeves	Senior Vice President and Chief Financial Officer

4.	L. Ben Nivens	Senior Vice President and Chief Operating Officer

5.	John W. Arms	Senior Vice President, Acquisitions

6.	Philip D. Devlin	Senior Vice President, General Counsel and Secretary

7.	George W. Passela	Director

8.	J. Luther King, Jr.	Director

9.	Clayton E. Melton	Director

10.	Encore Acquisition Company	Beneficial Owner of 5% or More

11.	Encore Partners LP Holdings LLC	Beneficial Owner of 5% or More

12.	Encore Operating, L.P.	Beneficial Owner of 5% or More

A-1-1

EXHIBIT B
OPINION OF BAKER BOTTS L.L.P.

B-1

EXHIBIT C
OFFICERS’ CERTIFICATE
     Each of the undersigned, Jon S. Brumley, Chief Executive Officer and President of Encore Energy Partners GP LLC, a Delaware limited liability company (the “General Partner”), and Robert C. Reeves, Senior Vice President, Chief Financial Officer and Treasurer of the General Partner, on behalf of the Partnership, does hereby certify pursuant to Section 6(i) of that certain Underwriting Agreement dated [pricing date] (the “Underwriting Agreement”) among the Partnership, the General Partner and OLLC and, on behalf of the several Underwriters named therein, UBS Securities LLC and Lehman Brothers Inc., that as of [date]:
(i)	He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

(ii)	The representations and warranties of the Partnership as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

(iii)	The Partnership has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

(iv)	To his knowledge, the conditions set forth in paragraph (h) of Section 6 of the Underwriting Agreement have been met.
Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [date].

Name:	Jon S. Brumley
Title:	President and Chief Executive Officer

Name:	Robert C. Reeves
Title:	Senior Vice President, Chief Financial Officer and Treasurer

C-1